EXHIBIT 99.1

Peakstone Realty Trust Reports
Third Quarter 2025 Results

Continued Progress Toward Industrial Transformation
Majority Industrial Portfolio – Industrial ABR Reached 60% After Quarter End
Significant Leverage Reduction
Strong Industrial Outdoor Storage ("IOS") Leasing Activity
$247 Million of Office Sales in 3Q and $116 Million Closed After Quarter End

El Segundo, Calif. (November 5, 2025) - Peakstone Realty Trust (the "Company") (NYSE: PKST), a real estate investment trust that is focused on owning and operating industrial assets, with a strategic emphasis on industrial outdoor storage, today announced its financial results for the quarter ended September 30, 2025.

”During and subsequent to the quarter, we continued to execute on our strategy to transform Peakstone into an industrial-only REIT focused on growth in the industrial outdoor storage sector,” said Michael Escalante, Peakstone’s Chief Executive Officer. “We delivered strong IOS leasing results and redeployed sales proceeds toward both IOS investments and debt reduction. We ended the quarter at 5.4x net debt to Adjusted EBITDAre, with ample liquidity and a strong pipeline of IOS opportunities. We are confident in our strategy and our ability to continue executing and creating value for shareholders.”

Discontinued Operations
The Company’s plan to dispose of its Office segment properties represents a strategic shift in its business that met the criteria for classification as discontinued operations as of September 30, 2025. Accordingly, (i) the 16 remaining Office segment properties owned by the Company as of September 30, 2025 (all of which were classified as held for sale), and (ii) 11 Office segment properties disposed of prior to that date (collectively, the “Office Discontinued Operations Properties”) were classified within discontinued operations for all periods presented. All previously disposed Office segment properties not included within the Office Discontinued Operations Properties are included within continuing operations for all periods presented.

Financial Highlights
•Revenue: Approximately $25.8 million from continuing operations (excludes approximately $25.2 million of revenue from Office Discontinued Operations Properties).
•Net income: Approximately $3.8 million; net income attributable to common shareholders of approximately $3.5 million, or $0.09 per basic and diluted share.
•Core Funds from Operations (“Core FFO”): $0.48 per basic and diluted share/unit.
•Adjusted Funds from Operations (“AFFO”): $0.47 per basic and diluted share/unit.
•Same Store Cash Net Operating Income (“Same Store Cash NOI”): Increased 3.7% to approximately $11.4 million compared to the same quarter last year.

Portfolio
At quarter end, the Company’s portfolio was comprised of 86 properties reported in two segments: Industrial and Office. The Industrial segment included 70 properties, consisting of 66 operating properties and four properties designated for redevelopment or repositioning. The Office segment included 16 operating properties, all of which were classified as held for sale and reported within discontinued operations.

PORTFOLIO OVERVIEW At September 30, 2025
	Number of Properties	Occupancy Percentage (based on rentable square feet)	Occupancy Percentage (based on usable acres)	WALT (in years)	ABR ($ in thousands)	Percentage of ABR
Industrial	70	100.0%	99.6%	4.7	$74,632	50.9%
Operating	66	—	—	4.7	$74,632	50.9%
IOS	50	—	99.6%	4.3	$28,692	19.6%
Traditional Industrial	16	100.0%	—	4.9	$45,940	31.3%
Redevelopment	4	—	—	—	—	—%
Office (Discontinued Operations)	16	97.9%	—	4.6	$72,003	49.1%
Portfolio Total / Weighted-Average	86	99.4%	99.6%	4.6	$146,635	100.0%

Leasing Activity
Industrial Segment:
•During the quarter, the Company executed several IOS leases that will collectively add approximately $1.1 million of incremental IOS ABR. On a combined basis, the weighted average releasing spreads were 116% on a cash basis and 120% on a GAAP basis.
◦A new 2.5-year, full-site lease for all 7.5 usable acres at an IOS property in Savannah, GA that was previously under redevelopment. The lease includes 4% annual rent escalations and commenced during the quarter.
◦A new 8-year lease for 1.6 usable acres at an IOS property in Philadelphia, PA, estimated to commence in Q1 2026 following completion of landlord work. The lease includes 7.7% average annual rent escalations.
◦A new 5.1-year, full-site lease for 10 usable acres at an IOS property in Houston, TX. The Company proactively terminated the existing lease and simultaneously executed a new lease, resulting in releasing spreads of 9% on a cash basis and 7% on a GAAP basis. Both the lease termination and the new lease are effective October 1, 2025. The new lease includes 3.5% annual rent escalations.
◦A 2-year lease renewal and a new 2-year lease covering the full 8.7 usable acres at an IOS property in Norcross, GA. The Company proactively negotiated a downsize with the existing tenant and secured a new tenant for the remaining acreage. Overall, this leasing activity resulted in releasing spreads of 239% on a cash basis and 251% on a GAAP basis. Both leases are effective October 1, 2025, and the average annual rent escalations are 3.3% on a combined basis.

IOS Acquisition Activity
•During the quarter, the Company acquired three IOS properties for a total of approximately $57.7 million:
▪A 27.0 usable acre IOS property located in Smyrna, GA for approximately $42.0 million. The property was 100% leased to two tenants, with a 5-year WALT and 3.8% average annual rent escalations.

▪A 9.2 usable acre IOS property located in Port Charlotte, FL for approximately $10.4 million. The property was 100% leased to three tenants, with a 6.8-year WALT and 3% average annual rent escalations.
▪A 2.5-usable acre IOS property located in Fort Pierce, FL for approximately $5.3 million. The property was 100% leased to a single tenant, with a 9.9-year WALT and 2.5% annual rent escalations.

Disposition Activity
Office Segment:
•During the quarter, the Company sold eight office properties totaling approximately 1.2 million square feet for approximately $247.5 million.
•Subsequent to quarter-end, the Company sold four office properties totaling approximately 1.0 million square feet for approximately $116.0 million.

Industrial Segment:
•During the quarter, the Company sold three traditional industrial properties—two flex assets and one manufacturing facility—totaling approximately 762,000 square feet for approximately $71.6 million. These sales reflect ongoing portfolio optimization within the traditional industrial portfolio.

Financial Results for the Third Quarter
Revenue
Revenue from continuing operations was approximately $25.8 million, compared to $26.7 million for the same quarter last year.

Net Income Attributable to Common Shareholders
Net income attributable to common shareholders was approximately $3.5 million, or $0.09 per basic and diluted share, compared to net loss attributable to common shareholders of approximately $(24.4) million, or $(0.67) per basic and diluted share, for the same quarter last year.

Core FFO and AFFO
Core FFO was approximately $19.1 million, or $0.48 per basic and diluted share/unit, compared to $24.0 million, or $0.61 per basic and diluted share/unit, for the same quarter last year.

AFFO was approximately $18.6 million, or $0.47 per basic and diluted share/unit, compared to $25.7 million, or $0.65 per basic and diluted share/unit, for the same quarter last year.

Same Store Cash NOI
Same Store Cash NOI (reflecting only properties in continuing operations) was approximately $11.4 million compared to $11.0 million for the same quarter last year, an increase of 3.7%.

Segment	Same Store Cash NOI (USD in Thousands)	% Change vs Q3 2024
Industrial	$11,390	3.7%
IOS	—	—
Traditional Industrial	$11,390	3.7%
Total / Weighted-Average	$11,390	3.7%

Balance Sheet
Below is a table showing select balance sheet metrics.

Metric ($ in millions, unless otherwise noted)	Balance Sheet As of September 30, 2025
Total Debt	$1,050.8
Cash and Cash Equivalents	$326.1
Net Debt	$724.7
Available Revolver Capacity	$111.9
Total Liquidity	$438.0
Weighted Average Debt Maturity	2.8 years
Fixed Rate Debt, including Swaps (%)	76%
SOFR Interest Rate Swaps (Wtd. Avg. Rate)	$550mm through 7/1/29 at 3.58%
Total Wtd. Avg. Effective Interest Rate (including Swaps)	5.46%
Net Debt to Adjusted EBITDAre	5.4x

Dividends
The Company paid a dividend for the third quarter in the amount of $0.10 per common share on October 17, 2025 to holders of record of the Company’s common shares on September 30, 2025.

The Board of Trustees approved a dividend for the quarter ended December 31, 2025 in the amount of $0.10 per common share that is payable on January 19, 2026 to holders of record of the Company’s common shares on December 31, 2025.

Third Quarter 2025 Earnings Webcast
The Company will host a webcast to present the third quarter 2025 results on Wednesday, November 5, 2025 at 5:00 p.m. Eastern Time. To access the webcast, please visit https://investors.pkst.com/investors/events-and-presentations/events/event-details/2025/Third-Quarter-2025-Earnings-Call/default.aspx at least ten minutes prior to the scheduled start time to register and install any necessary software. A replay of the webcast will be available on the Company’s website shortly after the initial presentation. To access by phone, please use the following dial-in numbers. For domestic callers, please dial 1-844-825-9789; for international callers, please dial 1-412-317-5180.

About Peakstone Realty Trust
Peakstone Realty Trust (NYSE: PKST) is executing a strategic transition to an industrial-only real estate investment trust, targeting growth in the industrial outdoor storage (“IOS”) sector. As part of this strategy, PKST is actively reshaping its portfolio to drive value creation.
Additional information is available at www.pkst.com.

Investor Relations:
ir@pkst.com

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including statements relating to the future divestment of office properties and growth of our industrial outdoor storage (“IOS”) platform. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; political uncertainty in the U.S.; the impact of tariffs and global trade disruptions on us and our tenants; market volatility; inflation; any potential recession or threat of recession; interest rates; disruption in the debt and banking markets; concentration in asset type; tenant concentration, geographic concentration, and the financial condition of our tenants; whether we are able to monitor the credit quality of our tenants and/or their parent companies and guarantors; competition for tenants and competition with sellers of similar properties if we elect to dispose of our properties; our access to, and the availability of capital; whether we will be able to refinance or repay debt; whether work-from-home trends or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases or selling an applicable property, as leases expire; whether we will re-lease available space above or at current market rental rates; future financial and operating results; our ability to manage cash flows; our ability to manage expenses, including as a result of tenant failure to maintain our net-leased properties; dilution resulting from equity issuances; expected sources of financing, including the ability to maintain the commitments under our revolving credit facility, and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; changes in zoning, occupancy and land use regulations and/or changes in their applicability to our properties; cybersecurity incidents or disruptions to our or our third party information technology systems; our ability to maintain our status as a real estate investment trust (a "REIT") within the meaning of Section 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and our Operating Partnership as a partnership for U.S. federal income tax purposes; our future capital expenditures, operating expenses, net income or loss, operating income, cash flow and developments and trends of the real estate industry; whether we will be successful in the pursuit of our business plans, objectives, expectations and intentions, including any acquisitions, investments, or dispositions, including our acquisition of industrial outdoor storage assets; our intention to sell all of our remaining office properties and the anticipated timing of, and the impact on our business (including our leverage) from, such divestment; our ability to meet budgeted or stabilized returns on our redevelopment projects within expected time frames, or at all; whether we will succeed in our investment objectives; any fluctuation and/or volatility of the trading price of our common shares; risks associated with our dependence on key personnel whose continued service is not guaranteed; and other factors, including those risks disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this document. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this document, except as required by applicable law. We caution investors not to place undue reliance on any forward-looking statements, which are based only on information currently available to us.

Notice Regarding Non-GAAP Financial Measures: In addition to U.S. GAAP financial measures, this document contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix if the reconciliation is not presented on the page in which the measures are published.

PEAKSTONE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except units and share amounts)

	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$326,085	$146,514
Restricted cash	8,105	7,696
Real estate:
Land	360,378	341,702
Building and improvements	794,891	1,009,286
In-place lease intangible assets	106,067	141,193
Construction in progress	2,601	962
Total real estate	1,263,937	1,493,143
Less: accumulated depreciation and amortization	(197,885)	(224,247)
Total real estate, net	1,066,052	1,268,896
Assets related to discontinued operations, net	475,886	1,101,356
Above-market lease intangible assets, net	1,149	2,401
Deferred rent receivable	17,356	22,958
Deferred leasing costs, net	3,671	5,013
Goodwill	68,373	68,373
Right-of-use lease assets	1,482	755
Interest rate swap asset, at fair value	—	15,974
Other assets	18,215	36,296
Total assets	$1,986,374	$2,676,232
LIABILITIES AND EQUITY
Debt, net	$1,037,637	$1,344,619
Interest rate swap liability, at fair value	5,333	—
Distributions payable	3,804	8,477
Below-market lease intangible liabilities, net	36,144	39,832
Right-of-use lease liabilities	1,486	744
Accrued expenses and other liabilities	58,858	62,312
Liabilities related to discontinued operations	66,256	68,226
Total liabilities	$1,209,518	$1,524,210

Commitments and contingencies (Note 13)

Shareholders’ equity:
Common shares, $0.001 par value; 800,000,000 shares authorized; 36,790,867 and 36,733,327 shares outstanding in the aggregate as of September 30, 2025 and December 31, 2024, respectively	37	37
Additional paid-in capital	3,024,078	3,016,804
Cumulative distributions	(1,129,788)	(1,109,215)
Accumulated earnings	(1,149,462)	(838,279)
Accumulated other comprehensive (loss) income	(3,746)	15,874
Total shareholders’ equity	741,119	1,085,221
Noncontrolling interests	35,737	66,801
Total equity	776,856	1,152,022
Total liabilities and equity	$1,986,374	$2,676,232

PEAKSTONE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2025	2024
Revenue:
Rental income	$25,800	$26,731
Expenses:
Property operating expense	1,250	3,383
Property tax expense	2,030	2,610
General and administrative expenses	8,122	9,122
Corporate operating expenses to related parties	144	141
Real estate impairment provision	—	42,894
Depreciation and amortization	13,102	10,730
Total expenses	24,648	68,880
Income (loss) before other income (expenses)	1,152	(42,149)
Other income (expenses):
Interest expense	(16,654)	(12,613)
Other income, net	1,884	3,591
Gain from disposition of assets	6,641	16,125
Extinguishment of debt	—	(508)
Transaction expenses	(56)	(578)
Net loss from continuing operations	(7,033)	(36,132)

Discontinued Operations:
(Loss) income from discontinued operations	(13,954)	9,583
Gain from disposition of assets	24,767	—
Net income from discontinued operations	10,813	9,583

Net income (loss)	3,780	(26,549)

Net loss attributable to noncontrolling interests from continuing operations	524	2,931
Net income attributable to noncontrolling interests from discontinued operations	(805)	(777)
Net (income) loss attributable to noncontrolling interests	(281)	2,154

Net income (loss) attributable to common shareholders	$3,499	$(24,395)

Basis and diluted earnings per common share:
Net loss per share from continuing operations	$(0.18)	$(0.91)
Net income per share from discontinued operations	0.27	0.24
Net income (loss) per share attributable to common shareholders, basic and diluted	$0.09	$(0.67)
Weighted-average number of common shares outstanding, basic and diluted	36,789,785	36,374,407

PEAKSTONE REALTY TRUST
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands except share and per share amounts)

We use Funds from Operations (“FFO”), Core Funds from Operation (“Core FFO”) and Adjusted Funds from Operations (“AFFO”) as supplemental financial measures of our performance. These measures are used by management as supplemental financial measures of operating performance. We do not use these measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

The summary below describes the way we use these measures, provides information regarding why we believe these measures are meaningful supplemental measures of performance and reconciles these measures from net income or loss, the most directly comparable GAAP measures.

FFO

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined as net income or loss computed in accordance with GAAP, excluding real estate related depreciation and amortization, impairment losses of depreciable real estate assets, gains (losses) from sales of depreciable real estate assets and after adjustments for unconsolidated joint ventures. FFO is used to facilitate meaningful comparisons of operating performance between periods and among other REITs, primarily because it excludes the effect of real estate depreciation and amortization and net gains (losses) from real estate sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can help facilitate comparisons of operating performance between periods and among other REITs. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.

Core FFO

We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain items such as gain or loss from the extinguishment of debt, goodwill impairment, unrealized gains or losses on derivative instruments, employee separation expense, transaction expenses, lease termination fees, and other items not related to ongoing operating performance of our properties. We believe that Core FFO is a useful supplemental measure in addition to FFO because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. As with FFO, our reported Core FFO may not be comparable to Core FFO as defined by other REITs.

AFFO

AFFO is presented in addition to Core FFO. AFFO further adjusts Core FFO for certain other non-cash items, including straight-line rent adjustment, amortization of share-based compensation, deferred rent – ground lease, non-cash amortization items (e.g., amortization of above- and below-market rent, net, debt premium and discount, net, ground lease interests, tax benefits and deferred financing costs) and other non-cash transactions. We believe AFFO provides a useful supplemental measure of our operating performance and is useful in comparing our operating performance with other REITs that may not be involved in similar transactions or activities. As with Core FFO, our reported AFFO may not be comparable to AFFO as defined by other REITs.

Our calculation of FFO, Core FFO, and AFFO is presented in the following table for the three months ended September 30, 2025 and 2024 (dollars in thousands, except per share amounts):

	Three Months Ended September 30,
Reconciliation of Net Income (Loss) to FFO, Core FFO, and AFFO (1):	2025 (1)	2024 (1)
Net income (loss)	$3,780	$(26,549)
FFO Adjustments:
Depreciation of building and improvements	13,337	15,504
Amortization of leasing costs and intangibles	6,999	7,336
Real estate impairment provision	25,604	42,894
Net (gain) loss from disposition of assets	(31,408)	(16,125)
FFO	18,312	23,060
FFO attributable to common shareholders and noncontrolling interests (2)	$18,312	$23,060

Core FFO Adjustments:
Extinguishment of debt	705	508
Unrealized gain on investments	(57)	(230)
Employee separation expense	4	—
Transaction expenses	56	578
Lease termination adjustments	50	—
Other activities adjustment	(13)	43
Core FFO attributable to common shareholders and noncontrolling interests (2)	$19,057	$23,959

AFFO Adjustments:
Straight-line rent adjustment	(197)	(2,197)
Amortization of share-based compensation	1,596	2,025
Deferred rent - ground lease	433	423
Amortization of above/(below) market rent, net	(3,463)	(269)
Amortization of debt premium/(discount), net	(126)	12
Amortization of ground leasehold interests	(98)	(98)
Amortization of below tax benefits	192	377
Amortization of deferred financing costs	1,243	1,457
AFFO attributable to common shareholders and noncontrolling interests (2)	$18,637	$25,689

FFO per share/unit, basic and diluted	$0.46	$0.58
Core FFO per share/unit, basic and diluted	$0.48	$0.61
AFFO per share/unit, basic and diluted	$0.47	$0.65

Weighted-average common shares outstanding - basic and diluted shares	36,789,785	36,374,407
Weighted-average OP Units outstanding (2)	2,959,410	3,211,894
Weighted-average common shares and OP Units outstanding - basic and diluted FFO/AFFO	39,749,195	39,586,301
(1)FFO, Core FFO, and AFFO include amounts related to both continuing operations and Office Discontinued Operations Properties for all periods presented.
(2)Represents weighted-average outstanding OP Units that are owned by unitholders other than Peakstone Realty Trust. Represents the noncontrolling interest in the Operating Partnership.

PEAKSTONE REALTY TRUST
Net Operating Income, including Cash and Same Store Cash NOI
(Unaudited; in thousands)

Net operating income (“NOI”) is a non-GAAP financial measure calculated as net income or loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding (to the extent applicable during the periods presented) general and administrative expenses, corporate operating expenses to related parties, impairment of real estate, depreciation and amortization, interest expense, other income, net, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairment of goodwill, investment income or loss, transaction expense and net income or loss from discontinued operations and equity in earnings of unconsolidated real estate joint ventures. NOI on a cash basis (“Cash NOI”) is NOI adjusted to exclude the effect of straight-line rent, amortization of acquired above- and below-market lease intangibles, deferred termination income, other deferred adjustments and amortization of other intangibles. Cash NOI for our Same Store portfolio (“Same Store Cash NOI”) is Cash NOI for properties held for the entirety of all periods presented, with adjustments for lease termination fees and rent abatements (to the extent applicable during the periods presented). We believe that NOI, Cash NOI and Same-Store Cash NOI are helpful to investors as additional measures of operating performance because we believe they help both investors and management to understand the core operations of our properties excluding corporate and financing-related costs and non-cash depreciation and amortization. NOI, Cash NOI and Same Store Cash NOI are unlevered operating performance metrics of our properties and allow for a useful comparison of the operating performance of individual assets or groups of assets. These measures thereby provide an operating perspective not immediately apparent from GAAP income from operations or net income (loss). In addition, NOI, Cash NOI and Same Store Cash NOI are considered by many in the real estate industry to be useful starting points for determining the value of a real estate asset or group of assets. Because NOI, Cash NOI and Same Store Cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI, Cash NOI and Same Store Cash NOI as measures of our performance is limited. Therefore, NOI, Cash NOI and Same Store Cash NOI should not be considered as alternatives to net income or loss, as computed in accordance with GAAP. NOI, Cash NOI and Same Store Cash NOI may not be comparable to similarly titled measures of other companies.

Our calculation of each of NOI, Cash NOI and Same Store Cash NOI is presented in the following table for the three months ended September 30, 2025 and 2024 (dollars in thousands):

	Three Months Ended September 30,
	2025		2024
Reconciliation of Net Income (Loss) to Total NOI:
Net income (loss)	$3,780		$(26,549)
General and administrative expenses	8,122		9,122
Corporate operating expenses to related parties	144		141
Real estate impairment provision	—		42,894
Depreciation and amortization	13,102		10,730
Interest expense	16,654		12,613
Other income, net	(1,884)		(3,591)
Extinguishment of debt	—		508
(Gain) loss from disposition of assets	(6,641)		(16,125)
Transaction expenses	56		578
Net income from discontinued operations	(10,813)		(9,583)
Total NOI	$22,520	$—	$20,738

Cash NOI Adjustments
Industrial Segment:
Industrial NOI	$22,520		$12,698
Straight-line rent	(477)		(1,473)
Amortization of acquired lease intangibles	(3,250)		(94)
Deferred termination income	(1,138)		—
Other deferred adjustments	12		—
Industrial Cash NOI	17,667		11,131

Office Segment:
Office NOI	—		4,326
Straight-line rent	—		(45)
Amortization of acquired lease intangibles	—		8
Office Cash NOI	—		4,289

Other Segment:
Other NOI	—		3,714
Straight-line rent	—		(18)
Amortization of acquired lease intangibles	—		(46)
Other deferred adjustments	—		2
Other Cash NOI	—		3,652
Total Cash NOI	$17,667		$19,072

Same Store Cash NOI Adjustments
Industrial Cash NOI	$17,667		$11,131
Adjustment for acquired properties	(5,179)		—
Adjustment for disposed properties	(1,098)		(1,199)
Rent abatements	—		1,054
Industrial Same Store Cash NOI	11,390		10,986

Office Cash NOI	—		4,289
Adjustment for disposed properties	—		(4,289)
Office Same Store Cash NOI	—		—

Other Cash NOI	—		3,652
Adjustment for disposed properties	—		(3,652)
Other Same Store Cash NOI	—		—
Total Same Store Cash NOI	$11,390		$10,986

PEAKSTONE REALTY TRUST
EBITDA, EBITDAre, and Adjusted EBITDAre
(Unaudited; in thousands)

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use EBITDA, EBITDAre and Adjusted EBITDAre , collectively, to help us evaluate our business. We use such non-GAAP financial measures to make strategic decisions, establish business plans and forecasts, identify trends affecting our business, and evaluate our operating performance. We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they allow for greater transparency into what measures we use in operating our business and measuring our performance and enable comparison of financial trends and results between periods where items may vary independent of business performance. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP.
We believe excluding items that neither relate to the ordinary course of business nor reflect our underlying business performance or that other companies, including companies in our industry, frequently exclude from similar non-GAAP measures enables us and our investors to compare our underlying business performance from period to period. Accordingly, we believe these adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends. In addition, we also believe these adjustments enhance comparability of our financial performance and are similar measures that are widely used by analysts and investors as a means of evaluating a company’s performance.
There are a number of limitations related to our non-GAAP measures. Some of these limitations are that these measures, to the extent applicable, exclude: (i) historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures; (ii) depreciation and amortization, a non-cash expense, where the assets being depreciated and amortized may have to be replaced in the future and these measures do not reflect cash capital expenditure requirements for such replacements; (iii) interest expense, net, or the cash requirements necessary to service interest or principal payments on our indebtedness, which reduces cash available to us; (iv) share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; (v) provision for income taxes, which may represent a reduction in cash available to us; and (vi) certain other items that we believe are not indicative of the performance of our portfolio. In addition, other companies, including companies in our industry, may calculate these non-GAAP measures or similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our disclosure of non-GAAP measures as a tool for comparison.
Because of these and other limitations, these non-GAAP measures should be considered along with other financial performance measures, including our financial results prepared in accordance with GAAP.
EBITDA
EBITDA is defined as earnings before interest, tax, depreciation and amortization.
EBITDAre
EBITDAre is defined by The National Association of Real Estate Investment Trusts (“NAREIT”) as follows: (a) GAAP net income or loss, plus (b) interest expense, plus (c) income tax expense, plus (d) depreciation and amortization plus/minus (e) losses and gains on the disposition of depreciated properties, including losses/gains on change of control, plus (f) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, plus (g) adjustments to reflect the entity’s share of EBITDAre of consolidated affiliates.

Adjusted EBITDAre
Adjusted EBITDAre is defined as EBITDAre modified to exclude items such as acquisition-related expenses, employee separation expenses, stock-based compensation expenses, and other items that we believe are not indicative of the performance of our portfolio. We also include an adjustment to reflect a full period of net operating income on the operating properties we acquire during the quarter and to remove net operating income on properties we dispose of during the quarter (in each case, as if such acquisition or disposition, as applicable, had occurred on the first day of the quarter). The adjustment for acquisitions is based on our estimate of the net operating income we would have received from such property if it had been owned for the full quarter; however, the net operating income we actually receive from such properties in future quarters may differ based on our experience operating such properties subsequent to closing of the acquisitions. We may also exclude the annualizing of other large transaction items such as termination income recognized during the quarter.
Our calculation of EBITDA, EBITDAre, and Adjusted EBITDAre is presented in the following table for the three months ended September 30, 2025 (dollars in thousands):

Three Months Ended September 30,
2025
Reconciliation of Net Income to EBITDA, EBITDAre, and Adjusted EBITDAre (1):
Net income	$3,780
Interest expense	17,831
Depreciation and amortization	20,237
EBITDA	41,848
Net gain from disposition	25,604
Real estate impairment provision	(31,407)
EBITDAre	36,045
Adjustment for acquisitions	385
Adjustment for dispositions	(4,794)
Adjustment for redevelopment properties	136
Share-based compensation expense	1,596
Extinguishment of debt	705
Lease termination adjustment	50
Transaction expenses	56
Employee separation expense	4
Adjustment to exclude other activities	(786)
Adjusted EBITDAre	$33,397
(1)EBITDA, EBITDAre, and Adjusted EBITDAre include amounts related to both continuing operations and Office Discontinued Operations Properties for all periods presented.

PEAKSTONE REALTY TRUST
NET INCOME FROM DISCONTINUED OPERATIONS
(Unaudited; in thousands)

The following table summarizes net income from discontinued operations related to the Office Discontinued Operations Properties for the three months ended September 30, 2025 and 2024:

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024
Revenue
Rental income	$25,225	$28,229
Expenses
Property operating expense	3,207	3,432
Property tax expense	1,384	1,676
Real estate impairment provision	25,604	—
Depreciation and amortization	7,135	12,012
Total expenses	37,330	17,120
Other income (expenses):
Interest expense	(1,178)	(1,527)
Other income, net	34	1
Extinguishment of debt	(705)	—
(Loss) income from discontinued operations	(13,954)	9,583
Gain from disposition of assets	24,767	—
Net income from discontinued operations	$10,813	$9,583

PEAKSTONE REALTY TRUST
Appendix
Annualized Base Rent, Net Debt, Occupancy, and WALT Definitions

“Annualized Base Rent” or “ABR” is calculated as the monthly contractual base rent for leases that have commenced as of the end of the quarter, excluding rent abatements, multiplied by 12 months and deducting base year operating expenses for gross and modified leases, unless otherwise specified. For leases in effect at the end of any quarter that provide for rent abatement during the last month of that quarter, the Company used the monthly contractual base rent payable following expiration of the abatement period.
“Net Debt” is total debt (excluding deferred financing costs and debt premiums/discounts) less cash and cash equivalents (excluding restricted cash).

“Occupancy" is the leased square footage or usable acres, as applicable, under leases that have commenced as of the end of the quarter. "Occupancy Percentage" is total applicable Occupancy divided by the total applicable leasable square footage or usable acres.

“WALT” is the weighted average lease term in years (excluding unexercised renewal options and early termination rights) based on Annualized Base Rent.